EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF

                             FINE AIR SERVICES CORP.

                                    ARTICLE I

         The name of the corporation is FINE AIR SERVICES CORP., hereinafter called the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle and the name of its registered agent at such address is CORPORATION SERVICE COMPANY.

                                   ARTICLE III

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

            NUMBER OF SHARES         PAR VALUE            CLASS OF
              AUTHORIZED             PER SHARE              STOCK
            ----------------         ---------            --------

             3,000                   $  .01                Common


                                    ARTICLE V

         The name of the Incorporator is Jane S. Krayer and the address of the Incorporator is 1013 Centre Road, City of Wilmington, County of New Castle.

                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the bylaws of the Corporation. The number of directors constituting the initial Board of Directors is two and the names and addresses of the members of the initial Board of Directors, who are to serve as the Corporation's directors until their successors are duly elected and qualified are:

                                  J. Frank Fine
                              2261 N.W. 67th Avenue
                                  Building 700
                              Miami, Florida 33122

                                  Barry H. Fine
                              2261 N.W. 67th Avenue
                                  Building 700
                              Miami, Florida 33122

                                   ARTICLE VII

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under ss.174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

                                  ARTICLE VIII

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

                                   ARTICLE IX

         The directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 11th day of May, 1998.

                                             /S/ JANE S. KRAYER
                                             -----------------------------------
                                             Jane S. Krayer
                                             Sole Incorporator


                                     - 2 -